Exhibit 10.22

Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601 because they are both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed, and had been marked with “[***]” to indicate where omissions have been made.

Statement of Work:

LaaS Tech Center Design & Implementation
[***]

Berkshire Grey, Inc.

Proposal # 1907101331, Rev. 2

August 8, 2019

Confidential Information	1	© Berkshire Grey, Inc. 2019

THIS STATEMENT OF WORK (“SOW”) is made a part of and wholly incorporated into the Technology Acceleration Agreement dated June 6, 2019 by and between Berkshire Grey, Inc., a Delaware corporation (“Berkshire Grey”) whose principal place of business is located at 10 Maguire Road, Building 4, Suite 190, Lexington, [***] MA 02421 and SoftBank Robotics Corp., a Japanese Corporation whose principal address is located at 1-9-2 Higashi-shimbashi,Minato- ku,Tokyo JAPAN (“SoftBank”). ”) and is effective as of the date last signed by both parties hereto (“SOW Effective Date”). In the event of a conflict of terms and conditions the following order of precedence will apply: (i) the Technology Acceleration Agreement, and (ii) the SOW. Any capitalized terms not defined in this SOW will have the same meaning as in the Agreement.

1.	OVERVIEW

This SOW defines the project scope, clarifies the roles and responsibilities associated with the project, and serves as the Parties’ agreement to begin work hereunder. The work provided for will be governed by the terms of the Agreement and this SOW. This SOW is used to communicate the project commitments and objectives to Berkshire Grey and to set out each Party’s roles and responsibilities. Signature of this SOW constitutes acceptance of the terms defined herein.

2.	SCOPE OF WORK

The work covered hereunder includes, but is not necessarily limited to, a) the Equipment, Software, and the System as a whole, and b) related professional services outlined herein. The work will be performed within the provided timeframe and under the terms contained both herein and in the Agreement. The work provided by Berkshire Grey will include:

2.1	Thrust II – [***] for Packing

3.	CHANGE ORDER PROCEDURE

It is mutually understood that business requirements, resources and dates may change upon mutual consent of the Parties. Customer is responsible for revising the estimated Project plans and requesting changes to the requirements for Equipment or the Services. Changes to the Equipment or the Services described in this SOW will be subject to mutual written agreement of the parties. Berkshire Grey will not commence work on any such change unless and until the change has been agreed to in writing by both Parties.

Confidential Information	2	© Berkshire Grey, Inc. 2019

IN WITNESS WHEREOF, each party warrants that its respective signatory whose signature appears below is duly authorized by all necessary and appropriate corporate action to execute this SOW on behalf of such party.

BERKSHIRE GREY, INC		SoftBank Robotics Corp.

By:	/s/ Tom Wagner	By:	/s/ Kenichi Yoshida
Print Name:	Tom Wagner	Print Name:	Kenichi Yoshida
Title:	CEO	Title:	Chief Business Officer
Date:		Date:

Confidential Information	3	© Berkshire Grey, Inc. 2019

Legal Information and Confidentiality

All information contained herein (the “Proposal”) and disclosed to SoftBank by Berkshire Grey (the “Parties”) is subject to the confidentiality provision in the Technology Acceleration Agreement (TAA) between SoftBank and Berkshire Grey dated June7, 2019.

Confidential Information	4	© Berkshire Grey, Inc. 2019

1 Executive Summary

[***]

With our unique automation technology, we aim to give SoftBank an essential lever in the virtuous cycle: improving operational efficiency. Labor is the biggest cost factor in order fulfillment today and changing demographics across the globe will increase the cost of labor. Automated unit handling will free SB’s LaaS business from the need for a vast workforce, which has cascading effects. Labor independence enables operations closer to population centers where labor markets are tighter. Inventory closer to customers cuts transportation costs and gives a competitive advantage in shipping times. Efficiency lowers costs, improves the customer experience, and attracts more LaaS clients, continuing the cycle.

We propose a partnership – a Technology Acceleration Agreement (TAA) – through which BG will fast-track the development of further capabilities that will ensure customer satisfaction in automated e-commerce and unlock even greater operational efficiency.

[***]

Confidential Information	5	© Berkshire Grey, Inc. 2019

1	Executive Summary	5

2	Introduction	7

2.1	Background and Rationale	7

2.2	Objectives	7

2.3	Benefits and Impacts	7

2.4	Overall Approach	8

3	Technology Acceleration Program	8

3.1	[***]	8

3.1.1	Technical Approach	8

3.1.2	[***]	9

3.1.3	[***]	9

3.1.4	[***]	9

3.1.5	[***]	9

3.1.6	[***]	10

3.1.7	[***]	10

3.1.8	Key Performance Indicators	11

3.1.9	Proposed Schedule of Activities	12

4	Facilities and Equipment	13

4.1	Integrated System Test	14

4.2	Lab Space	14

4.3	Prototyping Space	14

5	Commercial	15

5.1	Pricing & Pricing Validity	15

5.1.1	Pricing for Technology Acceleration Program	15

5.1.2	Pricing Exclusions	15

5.2	Payment Invoices & Payment Schedule	15

Confidential Information	6	© Berkshire Grey, Inc. 2019

2	Introduction

2.1	Background and Rationale

The purpose of this work is to accelerate the development of new capabilities that can be integrated into the various pick cells needed [***]. In our proposal Robotic Picking Cells Design & Implementation [***] we have proposed to integrate multiple instances of these three cell types into [***] operations, with the goal of automating order fulfillment at reduced labor and operational costs. The three cell types support the flow of goods through the distribution center: Induction Cells transfer items from AS/RS-delivered inventory totes to trays destined for [***] pack items directly from inventory totes into a [***] shipping container; and [***] pack items delivered [***] into a shipping container.

[***]

2.2	Objectives

Our primary goal is to accelerate the development of the capabilities described above so that they can support SB’s efforts to create a successful LaaS business – achieving high customer satisfaction, and lower operational costs compared with manual operations. This primary goal translates to several objectives:

[***]

2.3	Benefits and Impacts

The proposed capabilities in Berkshire Grey’s approach have several key benefits:

[***]

Confidential Information	7	© Berkshire Grey, Inc. 2019

2.4	Overall Approach [***]

Our program is intentionally structured to focus on delivering these technologies as quickly as possible:

[***]

3	Technology Acceleration Program

Over the past several months, we have been thinking carefully about the how to solve the challenges faced by operationalizing a white-glove level of service and the ability to place items for packing. The sections ahead describe a prudent and pragmatic approach to building this capability.

3.1	[***]

What makes our [***] technology great for picking also makes it great for placing products. [***] has a stable hold over products, which allows the robot to [***].

In this thrust we will leverage this technology base to accelerate the development of the ability to pack items into shipping materials – trays or boxes. We will integrate this new capability into [***] and [***] cells.

3.1.1	Technical Approach

Our approach to [***] for Packing logically breaks down into five distinct pieces:

[***]

Each of these pieces are described in greater detail in the following sections.

Confidential Information	8	© Berkshire Grey, Inc. 2019

3.1.2	[***]

3.1.3	[***]

3.1.4	[***]

A third piece of our item placement solution is the ability to generate a pack plan for a multi- item order. [***]

[***]

The figures above illustrate some potential rules for ordering that will be incorporated into the Pack Planner. The chosen rule set will depend on characteristics of the shipping container. The rule set may include, but is not limited to:

[***]

3.1.5	[***]

As the robot is placing an item into a box, the item may graze a box wall, for example.

[***]

Confidential Information	9	© Berkshire Grey, Inc. 2019

3.1.6	[***]

[***]

We will analyze the effectiveness of this detection mechanism, and if necessary, accelerate development of additional detection mechanisms [***].

[***]. We will assess the frequency of this exception, and if necessary, develop sensing mechanisms to detect this condition and mitigations that may include [***].

3.1.7	[***]

[***]. We analyzed the customer order data and came up with a roll-out strategy for the capabilities that strives to improve on existing capabilities.

[***]

Confidential Information	10	© Berkshire Grey, Inc. 2019

that specifies a pack ordering that does not employ stacking.

[***]

Furthermore, the Pack Planner will need to appropriately sequence the stacking of non-rigid items.

[***] Planner will specify a partition of the order into multiple, appropriately sized shipping containers.

[***]

3.1.8	Key Performance Indicators

In order to measure progress towards an [***] we employ the following key performance indicators (KPIs):

●	Order coverage percentage. We evaluate the ability and reliability of packing orders in a benchmark order set. Together we propose to construct a mutually agreeable benchmark order set. The fraction of packable orders (i.e., orders correctly packed) is the order coverage percentage.

●	Average pack cost. The average pack cost is the average expected shipping cost of the packed benchmark orders into shipping containers. For boxes, [***]. We compare the measured average pack cost to a mutually agreeable “gold standard” average pack cost on the subset of covered orders, derived from humans packing the items into boxes at a mutually agreeable minimum packing throughput.

●	QA/QC rate. The QA/QC rate is the rate of interventions required when packing orders.

Confidential Information	11	© Berkshire Grey, Inc. 2019

3.1.9	Proposed Schedule of Activities

The table below provides an outline of activities for phasing in the tech acceleration needed for [***] as described in Section 3. It may be necessary to move dates from time to time. Date changes will be discussed with SBR.

Berkshire Grey will coordinate validation and review events with SBR such that SBR can join the validation event.

Title	Estimated Start	Estimated End
[***]	[***]	[***]
Pack Planning	[***]	[***]
1 Unit Open Loop Pack Prototyping	[***]	[***]
1 Unit Closed Loop Prototyping	[***]	[***]
2 Unit Prototyping	[***]	[***]
3-5 Unit Prototyping	[***]	[***]
6-12 Unit Prototyping	[***]	[***]
24+ Unit Prototyping	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Single-Box Order Prototyping	[***]	[***]
Multi-Box Order Prototyping	[***]	[***]
[***] Planner	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Box State Estimation	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Milestones	[***]	[***]
1-2U, Rigid, Auto/Tanax	[***]	[***]
3-5U, Rigid, Auto/Tanax/e3neo	[***]	[***]

Confidential Information	12	© Berkshire Grey, Inc. 2019

3-5U, Deformable, Auto/Tanax/e3neo/ECO	[***]	[***]
6-12U, All, All	[***]	[***]
24+U, All, All	[***]	[***]
Testing	[***]	[***]
Internal SKU Investigation	[***]	[***]
Initial Pack Concepts	[***]	[***]
Gripper Testing	[***]	[***]
Test SKUs	[***]	[***]
Box/Package Testing	[***]	[***]

4	Facilities and Equipment

A dedicated space with the purpose of collocating the development team with hardware and equipment to speed development will be built out. The space will contain three principal areas:

[***]

Depending on timing of signed SOW and signed lease for lab space, Berkshire Grey may start some development work in our existing workspace. In that case we cannot guarantee the lab space is only for SBR. However, we can guarantee that the SBR work will be in a private area where BG visitors will not have access to that equipment or see the work.

Access to most Berkshire Grey space is controlled via access card and only approved BG personnel will have access to the area.

The figure below shows the relative space utilization of the facility and highlights some of the major capabilities.

[***]

Confidential Information	13	© Berkshire Grey, Inc. 2019

4.1	Integrated System Test

The Integrated System Testing area is critical to the development and verification of our performance metrics and goals. This system allows us to test, measure, and inspect our picking performance and quality throughout the process flow including inspecting items after they are fully packed. A conceptual system flow is shown in the diagram below.

[***]

The flow of material mimics on a much smaller scale the flow of goods within the [***] DC. The facility simulates the entire process of retrieval from mock inventory to outbound box shipping with quality checks in between and after each cell to verify system performance:

[***]

This end-to-end test facility allows full system functionality to be observed and tested as well as the system KPIs to be benchmarked against software and hardware improvements.

4.2	Lab Space

The lab space will be the first part of the tech center stood up for testing. The Development RPCs will be used to understand and rapidly iterate software and hardware toward our developments in [***]. The pick cells will have the ability to have new features added and removed quickly to facilitate active development.

There will be a section of the floor devoted to Quality Assurance to document and quantify product integrity and packing efficiency as development progresses. Lastly, there will be a storage space for curating various test SKUs.

SBR visits to the Lab Space must be coordinated with BG in advance. Due to the proprietary nature of this work and other work in our lab, BG may decline a visit request and ask SBR to adjust visit date, duration or members.

4.3	Prototyping Space

The prototyping space will house equipment to enable rapid development of new hardware solutions to support our research thrusts. A 3D printer will allow unique gripper designs to be designed printed and tested in the same day allowing rapid hardware maturity to be developed. A material property testing station will allow live testing of important subsystems and enable more detailed measurements to be taken for product integrity on the [***]. General assembly stations will support prototypes sub-system and system assembly. Lastly, other rapid prototyping equipment may be procured as necessary to support the project and deliveries. These include but are not limited to a laser cutter and milling machine.

Confidential Information	14	© Berkshire Grey, Inc. 2019

5	Commercial

5.1	Pricing & Pricing Validity

5.1.1	Pricing for Technology Acceleration Program

This agreement covers the work set out in the above SOW, in improved handling to reduce damage, packing boxes for e-commerce order fulfillment, enabling picking from subdivisions, integration of other robot vendors, work towards consolidation at cells, and SKU compatibility determination. The total price for the Technology Acceleration Program is outlined as below:

[***]

5.1.2	Pricing Exclusions

Scope items specifically excluded are totes, LaaS boxes and LaaS test product. It is assumed that SoftBank would provide these items in necessary quantities.

5.2	Payment Invoices & Payment Schedule

Berkshire Grey will invoice SoftBank per the schedule below. Invoices will be payable by SoftBank to Berkshire Grey [***] (as agreed in Section 8.2 of the signed MPLA). The payment milestone structure for the Technology Acceleration Center is as follows:

[***]

Confidential Information	15	© Berkshire Grey, Inc. 2019